Exhibit 99.1

Vincerx Pharma Announces $50 Million Private Placement

Strengthened financial position extends expected cash runway into 2023

PALO ALTO, Calif., September 16, 2021 (GLOBE NEWSWIRE) — Vincerx Pharma, Inc. (Nasdaq: VINC), a biopharmaceutical company aspiring to address the unmet medical needs of patients with cancer through paradigm-shifting therapeutics, announced that it has entered into a definitive agreement on September 15, 2021 to sell an aggregate of 3.5 million shares of common stock at a purchase price of $14.50 per share. The private placement was led by new and existing investors, including Deerfield Management Company, Rock Springs Capital, Point72 Asset Management, and Sphera Healthcare, among others.

The Company intends to use the net proceeds from the financing for working capital and general corporate purposes, including to support the clinical evaluation of VIP152, the Company’s potent and selective inhibitor of CDK9, in additional indications and combination regimens, as well as to advance its bioconjugation platform. Vincerx had $85.6 million in cash and cash equivalents as of June 30, 2021.

“The Vincerx team remains focused on our mission of developing innovative and urgently needed oncology therapies. We look forward to the planned initiation of our Phase 1 dose escalation study in CLL relapsed or refractory to venetoclax and BTK inhibitors in the second half of this year. In addition to our monotherapy approach, we are also excited to initiate our combination studies in the early part of next year, which would expand our addressable patient population and allow us to move to earlier lines of therapy,” said Ahmed Hamdy M.D., Chief Executive Officer of Vincerx.

The financing is expected to close on September 20, 2021, subject to satisfaction of customary closing conditions. SVB Leerink acted as the lead placement agent. LifeSci Capital and Cantor Fitzgerald acted as co-placement agents.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements. The Company has agreed to file a resale registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares of common stock sold in the private placement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Vincerx Pharma, Inc.

Vincerx Pharma, Inc. (“Vincerx”) is a clinical-stage life sciences company focused on leveraging its extensive development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. Vincerx has assembled a management team of biopharmaceutical experts with extensive experience in building and operating organizations that develop and deliver innovative medicines to patients. Vincerx’s current pipeline is derived from an exclusive license agreement with Bayer and includes a clinical-stage and follow-on small molecule drug program and a preclinical stage bioconjugation platform, which includes next-generation antibody-drug conjugates and innovative small molecule drug conjugates.

Cautionary Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this press release are forward-looking statements. Forward-looking statements include, but are not limited to: the anticipated gross proceeds from the transaction, the expected closing date of the transaction, the expected use of proceeds from the transaction, the expected cash runway, the company’s mission and timing and expected benefits of its planned clinical studies. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the company’s control.

Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: risks related to whether Vincerx will be able to satisfy the conditions required to close the sale of the shares in the private placement, risks related to and the fact management will have broad discretion in the use of the proceeds from any sale of the shares, risks related to the company’s ability to successfully develop therapies and any potential benefits thereof, the timing of clinical studies, the company’s capital resources and future capital needs, and the risks and uncertainties set forth in Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time by Vincerx, including its quarterly report on Form 10-Q for the quarter ended June 30, 2021. Forward-looking statements speak only as of the date hereof, and Vincerx disclaims any obligation to update any forward-looking statements.

Contact Information

Bruce Mackle

LifeSci Advisors, LLC

646-889-1200

bmackle@lifesciadvisors.com